UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2020

LILIS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Main St, Suite 700
Fort Worth, TX 76102
(Address of principal executive office, including zip code)
(817) 585-9001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

å	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
å	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
å	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
å	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LLEX	NYSE American

Item 1.01    Entry into a Material Definitive Agreement.

As previously disclosed, Lilis Energy, Inc. (the “Company”) is a party to the Second Amended and Restated Senior Secured Revolving Credit Agreement, dated October 10, 2018 (as amended, the “Credit Agreement”), among the Company, as borrower, certain subsidiaries of the Company, as guarantors (the “Guarantors”), the lenders party thereto, and BMO Harris Bank N.A., as administrative agent (the “Administrative Agent”).
Also as previously disclosed, the January 17, 2020 redetermination of the borrowing base under the Credit Agreement resulted in a borrowing base deficiency (the “Borrowing Base Deficiency”) under the Credit Agreement in the amount of $25 million, reflecting the amount by which the principal amount of borrowings outstanding under the Credit Agreement exceeded the borrowing base as so redetermined. The Credit Agreement required the Company to repay the amount of the Borrowing Base Deficiency on the schedule provided for in the Credit Agreement. The Company previously repaid $17.25 million of the Borrowing Base Deficiency, and the final payment of the remaining $7.75 million balance of Borrowing Base Deficiency was required to be made by the Company on June 5, 2020, which the Company has not paid.
On June 5, 2020, the Company, the Guarantors, the Administrative Agent and certain lenders constituting the “Majority Lenders” (as defined in the Credit Agreement) entered into a Limited Forbearance Agreement to the Credit Agreement (the “Forbearance Agreement”).
Pursuant to the Forbearance Agreement, the Administrative Agent and the Majority Lenders agreed to refrain from exercising certain of their rights and remedies under the Credit Agreement and related documents arising solely as a result of the occurrence or continuance of certain specified defaults and events of default under the Credit Agreement (the “Specified Defaults”) during the Forbearance Period (as defined below). The Specified Defaults include the Company’s failure to properly deliver certain financial statements when due, certain defaults related to the status of trade payables and related liens and failure to maintain the leverage ratio and asset coverage ratio required by the Credit Agreement as of the fiscal quarter ended March 31, 2020.
The “Forbearance Period” is the period commencing on the date of the Forbearance Agreement and continuing until 6:00 p.m., Central time, on June 26, 2020, as such date may be extended by the Administrative Agent and the majority lenders under the Credit Agreement, or the earlier date upon which there occurs a default or event of default under the Credit Agreement, other than the Specified Defaults, or the Forbearance Agreement or certain other events specified in the Forbearance Agreement.
The Specified Defaults also include the non-payment by the Company of the final remaining $7.75 million balance of Borrowing Base Deficiency on June 5, 2020. The Forbearance Agreement, however, permits the lenders under the Credit Agreement in their capacity as counterparties to the Company’s commodity swap agreements to unwind and liquidate such swap arrangements during the Forbearance Period and to apply any net proceeds to pay down the outstanding obligations under the Credit Agreement. The Company expects that certain of the Company’s swap positions of such lenders will be liquidated in the next few weeks for net proceeds of at least $10.0 million, as estimated under recent market prices, which will be applied to reduce the outstanding obligations of the Company under the Credit Agreement. Any such reduction of outstanding obligations will not, however, cure Specified Defaults.
If the Company is unable to cure, or obtain a waiver of, the Specified Defaults before termination of the Forbearance Period and such period is not extended, the bank lenders under the Credit Agreement will be permitted to exercise all of their rights and remedies under the Credit Agreement.
The Forbearance Agreement also deferred the scheduled spring redetermination of the borrowing base under the Credit Agreement from on or about June 5, 2020 to on or about June 26, 2020 (as such date may be extended by the Administrative Agent and the majority lenders under the Credit Agreement).
The foregoing description of the terms of the Forbearance Agreement is not complete and is qualified in its entirety by reference to the full copy of the Forbearance Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 8.01    Other Events.
As disclosed under Item 1.01 of this Current Report on Form 8-K, on June 5, 2020 we entered into a Forbearance Agreement with the Administrative Agent and the Majority Lenders under the Credit Agreement. Pursuant to the Forbearance Agreement, subject to certain terms and conditions, the Administrative Agent and the Majority Lenders have agreed to refrain from exercising certain of their rights or remedies under the Credit Agreement arising solely as a result of the occurrence or continuance of the Specified Defaults during the Forbearance Period. The Forbearance Period will expire on June 26, 2020, absent further extension by the Administrative Agent and the Majority Lenders at their sole discretion, and may expire on an earlier date upon which there occurs a default or event of default other than the Specified Defaults under the Credit Agreement. No assurances can be made that we will be able to cure, or obtain a waiver of, the Specified Defaults before the expiration of the Forbearance Period, if such period is not extended. There are also no assurances that no other default or event of default will occur under the Credit Agreement and trigger an earlier termination of the Forbearance Period.
The Specified Defaults also include the non-payment by the Company of the final remaining $7.75 million balance of Borrowing Base Deficiency on June 5, 2020. The Forbearance Agreement, however, permits the lenders under the Credit Agreement in their capacity as counterparties to the Company’s commodity swap agreements to unwind and liquidate such swap arrangements during the Forbearance Period. The Company expects that certain of the Company’s swap positions of such lenders will be liquidated in the next few weeks for net proceeds of at least $10.0 million, as estimated under recent market prices, which will be applied to reduce the outstanding obligations of the Company under the Credit Agreement. Any such reduction of outstanding obligations will not, however, cure Specified Defaults.
The Company intends to continue our discussions regarding the Company’s needs with representatives of the private funds managed by Värde Partners, Inc. and its affiliates (collectively, “Värde”), which own approximately $25.3 million principal amount of our outstanding debt under the Credit Agreement, all of our outstanding preferred stock, and a significant block of our outstanding common stock. There is, however, no assurance that such discussions will result in any offer, proposal or agreement or that the Majority Lenders would consider or grant an extension of the Forbearance Period in light of any such offer, proposal or agreement.
Forward-Looking Statements:
This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to, the Company’s ability to cure the Specified Defaults during the Forbearance Period, the risk of any default or event of default other than the Specified Defaults occurring under the Credit Agreement during the Forbearance Period, the ability to continue as a going concern, the ability to obtain agreements to finance the Company’s continued exploration, drilling operations and working capital needs; all the other uncertainties, costs and risks involved in exploration and development activities; and the other risks identified in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1*
Limited Forbearance Agreement to Second Amended and Restated Credit Agreement, dated as of June 5, 2020, among Lilis Energy, Inc., the subsidiaries of Lilis Energy, Inc. party thereto, BMO Harris Bank, N.A., as administrative agent, and the lenders party thereto.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 8, 2020	LILIS ENERGY, INC.

		By:	/s/ Joseph C. Daches
Joseph C. Daches
Chief Executive Officer, President, and Chief Financial Officer